Exhibit 13.2    Certification of the Chief Financial Officer pursuant to Rule 13(a) – 14 (b)

Certification

Pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and 18 U.S.C. § 1350, the undersigned officer of Sinopec Beijing Yanhua Petrochemical Company Limited (the “Company”), hereby certifies that the Company’s Annual Report on Form 20-F for the year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Exchange Act and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 16, 2004	By:	/S/ Guo Hong
	Name:	Guo Hong
	Title:	Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) under the Exchange Act and 18 U.S.C § 1350 and will not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. Nor will it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate it by reference.